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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549


                                   FORM 8-K

                                CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 6, 1998
                                                        ----------------


                    Pennsylvania Manufacturers Corporation
             -----------------------------------------------------
             (Exact name of registrant as specified in is charter)

      Pennsylvania                  0-22761                   23-2217932
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   (State or other                (Commission              (I.R.S. Employer
    jurisdiction of                File Number)           Identification No.)
    incorporation)

        The PMA Building, 380 Sentry Parkway, Blue Bell, PA  19422-2328
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        (Address of principal executive offices)               (Zip Code)


        Registrant's telephone number, including area code (215) 665-5046
                                                           --------------

                                      N/A
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         (Former name or former address, if changed since last report)
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Item 5.   Other Events.
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     The Registrant announced on February 6, 1998 that the Registrant's Board of
Directors has authorized a share repurchase plan of the Company's Common and Class A Common Stock over the next two years of up to $25.0 million, subject to a maximum of 1.5 million shares of Common and Class A Common Stock. On a pro forma basis, the 1.5 million shares would represent approximately 6.25% of the Company's outstanding shares. Any repurchase may be made from time to time in the open market or directly from shareholders at prevailing market prices.

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                                   SIGNATURE
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          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    PENNSYLVANIA MANUFACTURERS
                                    CORPORATION



Dated:  February 9, 1998            By:/s/ Francis W. McDonnell
                                       ------------------------
                                       Francis W. McDonnell,
                                       Senior Vice President,
                                       Chief Financial Officer
                                       and Treasurer

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